EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Tamalpais Bancorp for the quarter ended June 30, 2008, I, Michael Moulton, Chief Financial Officer of Tamalpais Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

such Quarterly Report on Form 10-Q of Tamalpais Bancorp for the quarter ended March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2)

the information contained in such Quarterly Report on Form 10-Q of Tamalpais Bancorp for the quarter ended June 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Tamalpais Bancorp.

Dated: August 13, 2008
	BY:	/s/ Michael E. Moulton

MICHAEL MOULTON
Chief Financial Officer